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                                                     EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Enserch Exploration, Inc. on Form S-8 of our report dated February 10, 1995 (June 21, 1995 as to the second paragraph of Note 1 and Note 9), appearing in the Prospectus, which is part of the Registration Statement of Enserch Exploration, Inc. on Form S-2 filed with the Securities and Exchange Commission on June 21, 1995.


Deloitte & Touche LLP

Dallas, Texas
June 26, 1995